UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 19, 2016

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
At Market Issuance Sales Agreement
On December 19, 2016, Kindred Biosciences, Inc. (“we,” “our” or the “Company”) entered into an at market issuance sales agreement (the “sales agreement”) with FBR Capital Markets & Co. (the “Agent”) pursuant to which we may offer and sell from time to time through the Agent, acting as agent, shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $30.0 million. The offer and sale of our shares through the Agent will be registered pursuant to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission, or “SEC,” on January 16, 2015 and declared effective by the SEC on January 30, 2015, and are described in detail in the related base prospectus, dated January 30, 2015 and prospectus supplement, dated December 19, 2016, included as part of our Registration Statement.
Under the sales agreement, the Agent may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, but not limited to, sales made directly on The NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Agent has agreed in the sales agreement to use its commercially reasonable efforts consistent with its respective normal trading and sales practices to sell shares in accordance with our instructions (including any price, time or size limit or other customary parameters or conditions we may impose).
We have agreed to pay the Agent a commission rate of 3.0% of the gross sales price per share of any of our shares of common stock sold through the Agent under the sales agreement. We also have agreed to reimburse the Agent for legal fees and disbursements, not to exceed a total of $25,000, incurred by it in connection with the negotiation and preparation of the sales agreement and have provided the Agent with customary indemnification rights.
The offering pursuant to the sales agreement will terminate upon the sale of all shares subject to the sales agreement or the earlier termination of the sales agreement as permitted therein.
A copy of the sales agreement is incorporated by reference herein as Exhibit 10.1, and the foregoing summary of the sales agreement is qualified by reference to such exhibit.
TroyGould PC, counsel to the Company, has issued an opinion to the Company, dated December 19, 2016, regarding the validity of the shares of common stock to be issued and sold pursuant to the sales agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
We are filing as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: December 19, 2016	By: /s/ Richard Chin
Richard Chin
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of TroyGould PC.
10.1	At Market Issuance Sales Agreement, dated as of December 19, 2016, between Kindred Biosciences, Inc. and FBR Capital Markets & Co.
23.1	Consent of TroyGould PC (included in Exhibit 5.1).

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